EXHIBIT 8.2

May 7, 2013

To Each Person Listed on

the Attached Schedule I

Re:	FirstEnergy Ohio PIRB Special Purpose Trust 2013
Registration Statement on Form S-3 (File No. 333-187692-01 through -05)

Ladies and Gentlemen:

We have acted as special Ohio counsel to (i) CEI Funding LLC, a Delaware limited liability company (“CEI Funding”), OE Funding LLC, a Delaware limited liability company (“OE Funding”) and TE Funding LLC, a Delaware limited liability company (“TE Funding”), and (ii) The Cleveland Electric Illuminating Company, a Ohio corporation (“CEI”), Ohio Edison Company, a Ohio corporation (“OE”) and The Toledo Edison Company (“TE”), in connection with the issuance of pass-through trust certificates (the “Trust Certificates”) by FirstEnergy Ohio PIRB Special Purpose Trust 2013, a Delaware statutory trust (the “Trust”), to be offered as described in the registration statement on Form S-3, as may be amended from time to time (the “Registration Statement”) filed on April 2, 2013 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of Trust Certificates, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, such offering to be completed on the terms to be determined at the time of each offering.

In rendering the opinions contained herein, we have examined the Prospectus included in the Registration Statement, the forms of the transaction documents included as exhibits to the Registration Statement (the “Transaction Documents”) and such other documents, corporate records, statements and representations made by officers and other representatives of the Trust, CEI Funding, OE Funding, TE Funding, CEI, OE and TE and other matters of fact and law as we have deemed necessary or appropriate for purposes of rendering the opinions expressed below. In rendering those opinions, we have assumed that the Trust Certificates will be issued in accordance with the terms of the Transaction Documents and as otherwise described in the Prospectus, in each case as in effect on the date hereof, and that all other transactions relating to the issuance of the Trust Certificates that are described in the Registration Statement as in effect on the date hereof will be consummated as described therein. We have also assumed the financing order (as defined in the Prospectus) is valid, is in full force and effect and is final and nonappealable. For purposes of our opinion, however, we have not made an independent investigation of the facts, assumptions, warranties and statements set forth in the

To Each Person Listed on the Attached Schedule I

May 7, 2013

Registration Statement or in any other document. Apart from establishing that the facts, assumptions, warranties, statements and representations set forth herein or contained in the Registration Statement are not in our view unreasonable, we have not independently verified any of such facts, assumptions, warranties or statements.

We have also assumed, without making any independent investigation, that all documents as furnished to us are complete and authentic, that the signatures on all documents are genuine, that all such documents have been, or in the case of drafts, will be, duly authorized, executed and delivered, and the legal capacity of all natural persons.

We have also assumed that (i) CEI Funding, OE Funding and TE Funding will at all times be considered the respective owners of the net assets of the Trust under Sections 671 to 678 of the Internal Revenue Code; and (ii) CEI Funding, OE Funding and TE Funding have not elected, and will not elect, to be taxed as corporations for U.S. federal tax purposes.

Based on the foregoing, we hereby confirm that the statements of legal conclusions set forth in the discussion in the Registration Statement under the heading “Ohio State Taxation” constitute our opinion, subject to the assumptions, qualifications and limitations set forth therein.

In rendering this opinion, we do not express any opinion concerning any laws other than the State of Ohio tax laws. Our opinion is based upon the Ohio Revised Code (the “Code”), as in effect on the date hereof, and the Code or the effect of the Code could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which our opinion is based. Moreover, there can be no assurance that our opinion will be accepted by the Ohio Department of Taxation or, if challenged, by a court.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ CALFEE, HALTER & GRISWOLD LLP

SCHEDULE I

CEI Funding LLC

c/o First Energy Corp.

76 South Main Street

Akron, Ohio 44308

The Cleveland Electric Company

c/o First Energy Corp.

76 South Main Street

Akron, Ohio 44308

OE Funding LLC

c/o First Energy Corp.

76 South Main Street

Akron, Ohio 44308

Ohio Edison Company

c/o First Energy Corp.

76 South Main Street

Akron, Ohio 44308

TE Funding LLC

c/o First Energy Corp.

76 South Main Street

Akron, Ohio 44308

The Toledo Edison Company

c/o First Energy Corp.

76 South Main Street

Akron, Ohio 44308

FirstEnergy Ohio PIRB Special Purpose Trust 2013

c/o U.S. Bank Trust National Association

190 S. LaSalle Street, 7 Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: FirstEnergy Ohio PIRB Special Purpose Trust 2013